UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 10, 2013

Crown Castle International Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1220 Augusta Drive
Suite 500
Houston, TX 77057
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 – OTHER EVENTS

On January 10, 2013, Crown Castle International Corp. (“Crown Castle”) issued a press release announcing the final results of its previously announced cash tender offer (“Tender Offer”) for any and all of its outstanding 9.00% Senior Notes due 2015 (“9% Notes”). The Tender Offer was subject to the satisfaction or waiver of certain conditions as set forth in the offer to purchase and the related letter of transmittal delivered to holders of the 9% Notes on December 11, 2012. As previously announced, Crown Castle will redeem all of the remaining then outstanding 9% Notes on January 23, 2013. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On January 10, 2013, based on the final results of the Tender Offer, Crown Castle accepted for purchase an additional $839,000 aggregate principal amount of the 9% Notes validly tendered after 11:59 p.m. (EST) on December 24, 2012, but on or prior to 11:59 p.m. (EST) on January 9, 2013, in the Tender Offer.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 10, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ E. Blake Hawk
Name: E. Blake Hawk
Title: Executive Vice President and
General Counsel

Date:  January 11, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 10, 2013